EXHIBIT 23.3

March 26, 2002

Board of Directors
Pacific Trust Bank
610 Bay Boulevard
Chula Vista, California 91910

Members of the Board:

              We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Form H-(e)1 holding company application, and in the Form S-1 Registration Statement for First PacTrust Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of First PacTrust Bancorp, Inc.

                                                                                                           Sincerely,

                                                                                                           /s/ RP FINANCIAL, LC.

                                                                                                           RP FINANCIAL, LC.